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                                                                  EXHIBIT 23.2






                        CONSENT OF CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of ARAMARK Corporation and, where applicable, ARAMARK Services, Inc., on Form S-8, registration numbers 33-11818, 33-30879, 33-33329, 33-44002, and 33-57825 and on
Form S-3, registration numbers 33-47564, 33-52587, and 33-64259, and in the related Prospectuses, our report dated November 16, 1994, with respect to the consolidated financial statements of Versa Services Ltd. for the fifty-two week period ended September 28, 1994, such report included in the Annual Report on Form 10-K of ARAMARK Corporation for the year ended September 27, 1996 filed with the Securities and Exchange Commission.




Mississauga, Canada                                      ERNST & YOUNG
November 18, 1996                                     Chartered Accountants